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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
PHYSIOMETRIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PHYSIOMETRIX

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2003

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PHYSIOMETRIX, INC. a Delaware corporation (the "Company") will be held on May 29, 2003, at 10:00 a.m., local time, at the Company's principal executive offices, Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts, 01862 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

  1.
  To elect one Class I director of the Company to serve for a term of three years expiring upon the 2006 Annual Meeting of Stockholders or until a successor is elected.

  2.
  To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on April 11, 2003 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                      FOR THE BOARD OF DIRECTORS

                      Thomas Baruch
                      CHAIRMAN OF THE BOARD OF DIRECTORS

North Billerica, Massachusetts
April 30, 2003

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

PHYSIOMETRIX, INC.

PROXY STATEMENT FOR 2003
ANNUAL MEETING OF STOCKHOLDERS

MAY 29, 2003

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Physiometrix, Inc. ("Physiometrix" or the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 29, 2003 at 10:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at the Company's principal executive offices, Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts 01862. The telephone number at the meeting location is (978) 670-2422.

        These proxy solicitation materials and the Annual Report to stockholders for the fiscal year ended December 31, 2002 (the "Last Fiscal Year"), including financial statements, were first mailed on or about April 30, 2003 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

        Stockholders of record at the close of business on April 11, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 8,422,994 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), were issued and outstanding and held of record by approximately 75 stockholders.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

        The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

        Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, appointed for the meeting, who will determine whether or not a quorum is present with the assistance of American Stock Transfer & Trust Company, the Company's transfer agent. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

        Shares that are voted "FOR," "AGAINST" or "WITHHELD" are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a matter will also be treated as shares entitled to vote (the "Votes Cast") with respect to such matter.

        While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

        Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of an amendment to an option plan). Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the certificate of incorporation), however, a broker non-vote has the same effect as a vote against the proposal.

Deadline for Receipt of Stockholder Proposals to be Presented at 2004 Annual Meeting

        Proposals that are intended to be presented by stockholders of the Company at the 2004 Annual Meeting must be received by the Company no later than December 31, 2003 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

        Pursuant to the Company's Certificate of Incorporation, the Company's Board of Directors currently consists of four persons, divided into three classes serving, staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring. The Class II and Class III directors are serving terms expiring at the Company's 2004 and 2005 Annual Meetings of Stockholders, respectively.

        The nominee for Class I director is Christopher D. Mitchell, who stands for reelection as Class I director at the Annual Meeting. The Class I director elected at the Annual Meeting will hold office until the 2006 Annual Meeting of Stockholders, or until a successor has been duly elected and qualified.

        In the event that Mr. Mitchell becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. Mr. Mitchell is expected to be available to serve.

        The name of the Class I nominee for election to the Board of Directors at the Annual Meeting, such director's age as of the Record Date and certain information about such director is set forth below. The names of the current Class II and Class III directors, their ages as of the Record Date and certain information about them are also set forth below.

Name	Age	Director Principal Occupation	Since
NOMINEE CLASS I DIRECTOR
Christopher D. Mitchell	41	Partner, law firm of Wilson Sonsini Goodrich & Rosati	2000
CONTINUING CLASS II DIRECTOR
James A. Saalfield	57	President, Still River Management Company	2000
CONTINUING CLASS III DIRECTORS
John A. Williams	54	President, Physiometrix, Inc.	1993
Thomas Baruch	64	General Partner, CMEA Ventures	1991

        There are no family relationships among directors or executive officers of the Company.

  Director to be Elected at the Annual Meeting

        Christopher D. Mitchell has served as a member of the Board of Directors since June 2000. Since February 1, 1995, Mr. Mitchell has been a partner of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. Mr. Mitchell practices in the area of corporate and securities law and specializes in the representation of emerging growth companies in leading economic sectors, including life sciences, software and electronic commerce. From April 1989 through January 1995, Mr. Mitchell was an associate in such firm. Mr. Mitchell received his B.A. from Haverford College and his J.D. from the University of Minnesota.

  Directors Whose Terms Extend Beyond the Annual Meeting

        James A. Saalfield has served as a member of our Board of Directors from September 1996 to October 1998 and rejoined our Board in January 2000. Mr. Saalfield served as a General Partner of Fleet Venture Partners I, II, III and IV and Managing General Partner of Dean's Hill L.P. and is

President of the Still River Management Company and Managing General Partner of the Still River Fund, L.P. and the Still River Fund II, L.P. Mr. Saalfield served as the Senior Vice President of Fleet Venture Resources, Inc. and Senior Vice President of Fleet Growth Resources, Inc. from 1985 to 1993. Mr. Saalfield is a director of a number of privately held companies.

        John A. Williams joined the Company in December 1993 and has served as a member of the Board of Directors and as the Company's President and Chief Executive Officer since that date. Prior to that time, Mr. Williams served as President of Bruel and Kjaer Medical, a medical device company, from 1990 to 1993. Mr. Williams was Vice President of Sales and Marketing at Medtronic/AMI, a medical device company, from 1988 to 1990 and Vice President of Sales and Marketing, Worldwide at Merrimack Laboratories from 1983 to 1987.

        Thomas Baruch has served as a member of the Board of Directors since December 1991 and has been Chairman since June 1993. Mr. Baruch has been a General Partner in CMEA Ventures, a venture capital firm, since 1989. From 1991 to 1996, Mr. Baruch was also a special limited partner in New Enterprise Associates, a venture capital firm. Prior to joining CMEA, Mr. Baruch was the President and Chief Executive Officer of Microwave Technology, Inc., from 1983 to 1988. Mr. Baruch serves on the board of directors of Symyx Technologies, Inc., Aerogen Inc., Aclara Biosciences, Netro Corporation and several private companies.

Board Meetings, Committees and Director Compensation

        The Board of Directors of the Company held 4 meetings during the fiscal year ended December 31, 2002. No director or nominee attended fewer than 75% of such meetings.

        The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

        The Company has an Audit Committee composed of independent directors, as defined in the National Association of Securities Dealers, Inc.'s listing standards, for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. [A copy of this charter is included in this annual proxy statement as Appendix A.] The Audit Committee consists of directors Thomas Baruch, James Saalfield and Christopher Mitchell.

        The Compensation Committee consists of directors Thomas Baruch and James Saalfield. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. The Compensation Committee held one meeting during the last fiscal year. None of the members of the Compensation Committee is currently one of the Company's officers or employees. [No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of the Company's Board of Directors or Compensation Committee.] John A. Williams, President and Chief Executive Officer of the Company, participates fully with all other committee members in recommending salaries and incentive compensation to the Board of Directors, except that he does not participate in committee proceedings relating to his salary and compensation.

Compensation of Directors

        Directors of the Company do not receive cash for services they provide as directors. From time to time, certain directors who are not employees of the Company have received grants of options to purchase shares of the Company's Common Stock. Under the 1996 Director Option Plan, each nonemployee director who becomes a director of the Company after April 30, 1996 will be automatically granted an option to purchase 15,000 shares of the Company's Common Stock on the date on which such person first becomes a director. On the first business day of each year starting with the year beginning January 1, 1997, each nonemployee director will automatically be granted an option to purchase 5,000 shares of the Company's Common Stock. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors.

        The Company has agreed to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board. In addition, the Company maintains an insurance policy insuring its officers and directors against such liabilities.

Vote Required

        The nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to vote for such director shall be elected as the Class I director. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEE SET FORTH HEREIN.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2003 and recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote on such ratification, the Audit Committee and the Board of Directors will reconsider their selection. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year. Even Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        Ernst & Young LLP has audited the Company's financial statements annually since 1995.

Fees billed to Company by Ernst & Young LLP during Fiscal 2002

Audit Fees:

        Audit fees billed to the Company by Ernst & Young LLP during the Company's 2002 fiscal year for review of the Company's annual financial statements included in the Company's Annual Report on Form 10-K and review of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $76,000.

Financial Information Systems Design and Implementation Fees:

        The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees:

        Fees billed to the Company by Ernst & Young LLP during the Company's 2002 fiscal year for all other non-audit services rendered to the Company totaled $13,000. Non-audit services generally include services relating to tax preparation and sales and use tax filings.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

EXECUTIVE COMPENSATION

COMPENSATION TABLES

Summary Compensation Table

        The following table sets forth certain compensation paid by the Company to the Chief Executive Officer and the other executive officer of the Company who received salary compensation of more than $100,000 for services rendered during the Last Fiscal Year, as defined on p. 1 (collectively, the "Named Executive Officers"):

		Annual Compensation		Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Awards of Option (# of Shares)
John A. Williams President and Chief Executive Officer	2002 2001 2000	250,000 250,000 220,000	140,000 125,000 50,000	50,000 100,000 30,000
Daniel Muehl Vice President of Finance & Administration and Chief Financial Officer	2002 2001 2000	170,000 160,000 141,480	50,000 40,000 67,835	25,000 50,000 20,000

        OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth information relating to stock options granted during 2002 to our Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Individual Grants
	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted in Fiscal 2002
Name			Exercise Price($/Sh.)	Expiration Date
					5%($)	10%($)
John A. Williams	50,000	15.6%	$0.82	12/17/12	$25,785	$65,343
Daniel Muehl	25,000	7.8%	$0.82	12/17/12	$12,892	$32,672

        In 2002, we granted options to purchase an aggregate of 320,000 shares of common stock to our employees, directors and consultants. Generally, we grant options at an exercise price equal to the fair market value of the underlying common stock on the date of grant, as determined by our Board of Directors, and the options vest over four years from the date of grant. Because we are a publicly-held company, the fair market value of our stock equals its trading market price.

        FISCAL YEAR-END OPTION VALUES. The following table sets forth the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2002:

	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of unexercised In-the-money options at December 31, 2002(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
John A. Williams	400,442	126,458	$105,216	$—
Daniel Muehl	129,791	65,209	$—	$—

(1)
Based on a fair market value of $0.55, which was the last reported sale price of the Company's Common Stock on December 31, 2002, minus the per share exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

        The Compensation Committee of the Board of Directors, as Plan Administrator of the 2001 Incentive Stock Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the Named Executive Officers and any other officer in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following a change in control event.

        None of the Named Executive Officers have employment agreements with the Company, and their employment may be terminated at any time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

        No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

        John A. Williams, President and Chief Executive Officer of the Company, participates fully with all other Compensation Committee members in recommending salaries and incentive compensation to the Board of Directors, except that he does not participate in committee proceedings relating to his salary and compensation.

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        THE FOLLOWING IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

        The Compensation Committee of the Board of Directors (the "Committee"), comprising of Thomas Baruch and James Saalfield, both outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

COMPENSATION PHILOSOPHY

        The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

        —Align the financial interests of the management team with the Company and its stockholders;

        —Attract, motivate and retain high-caliber individuals necessary to increase total return to stockholders;

        —Provide a total compensation program where a significant portion of pay is linked to individual achievement and short- and long-term Company performance; and

        —Emphasize reward for performance at the individual, team and Company levels.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

        The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless compensation is performance based. Since the targeted cash compensation of each of the Named Executive Officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

COMPENSATION PROGRAM

        The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the principles set forth above. The Committee considers these components of compensation individually as well as collectively in determining total compensation for executive officers.

        1.  BASE SALARY. Each fiscal year the Committee reviews base salaries for individual executive officers based upon (i) industry and peer group data, (ii) responsibilities, scope and complexity of each position and (iii) performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary for the Company's executive officers other than the Chief Executive Officer.

        2.  ANNUAL CASH (SHORT-TERM) INCENTIVES. Annual cash incentives are established to provide a direct linkage between individual pay and annual corporate performance. Target annual bonus awards are established for executive officer and other key management positions based upon certain industry data. Each officer's annual performance bonus is based on attainment of specific corporate goals and objectives, which are determined at the beginning of the Company's fiscal year. The Last Fiscal Year bonus plan was based on the establishment of a variable bonus pool based upon achievement of specific financial and corporate objectives. Each executive officer's allocation of the bonus pool was based on the percentage of their salary to the aggregate salaries of all participants.

        3.  EQUITY BASED INCENTIVE COMPENSATION. Long-term incentives for the Company's employees are provided under the Company's stock option plans. Each fiscal year, the Committee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance and align the financial interests of the management team with the Company and its stockholders. The Committee established the grants of stock options to executive officers (other than the Chief Executive Officer) in the Last Fiscal Year, based upon a review with the Chief Executive Officer of proposed individual awards, taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions. All stock options granted to executive officers in the Last Fiscal Year provide for vesting over a four-year period.

2002 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER.

        The process of establishing the compensation for the Chief Executive Officer and the criteria examined by the Committee parallels the process and criteria used in establishing compensation levels for the other executives described above. The Company's overall performance and Mr. Williams' individual performance are critical factors in the Committee's determination. In determining Mr. Williams' salary for 2002, the Committee considered competitive compensation data for chairmen and chief executive officers of similar companies within the high technology and biotechnology industries, taking into account Mr. Williams' experience and knowledge. The Committee determined that it was appropriate to keep Mr. Williams' annual salary of $250,000, the same as in fiscal year 2001. The cash bonus award paid to Mr. Williams for 2002 was $140,000. During 2002, he received stock option grants covering 50,000 shares. These options vest over a four-year period. The Committee's decisions regarding Mr. Williams' stock option grants were based on its subjective assessment of the importance of his leadership to the Company's plans for substantial growth and his ability to enhance value for the Company's stockholders, as well as its expectations for his future contributions in leading the Company.

                      Respectfully submitted,
                      Thomas Baruch
                      James A. Saalfield

        THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee is governed by a written charter approved by the Board of Directors. [A copy of this charter is included as Appendix A.] Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held five meetings during fiscal year 2002. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Respectfully submitted,
The Audit Committee of the Board of Directors
Thomas Baruch James A. Saalfield Christopher D. Mitchell

        THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THIS SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total return to stockholders of the Company's Common Stock at December 31, 2002 since December 31, 1997 to the cumulative total return over such period of (i) "Nasdaq Stock Market—U.S." index, and (ii) the J.P. Morgan Hambrecht & Quist Healthcare—Excluding Biotechnology index. For the year ended December 31, 2002, the J.P. Morgan Hambrecht & Quist Healthcare—Excluding Biotechnology index was not published. Therefore, the Company has selected the Dow Jones US Advanced Medical Devices index as an industry-specific benchmark for comparison of the cumulative total return for stockholders of the Company's Common Stock, and such index has been included in the graph below. The graph assumes the investment of $100 on December 31, 1997 in the Company's Common Stock and each of such indices (from December 31, 1997) and reflects the change in the market price of the Company's Common Stock relative to the noted indices at December 31, 2002 and not for any interim period. The performance shown is not necessarily indicative of future price performance.

	12/97	12/98	12/99	12/00	12/01	12/02
Physiometrix, Inc.	100.00	28.13	184.40	796.90	109.00	27.50
NASDAQ Stock Market (U.S.)	100.00	140.99	261.49	157.77	125.16	86.53
JP Morgan H&Q Healthcare—Excluding Biotechnology	100.00	121.51	106.16	166.07	163.82	—
Dow Jones US Advanced Medical Devices	100.00	138.46	147.95	222.63	209.92	189.98

        THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE

EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, submitted during the year ended December 31, 2002, the Company believes that, with respect to fiscal year 2002, all filing requirements applicable to its officers, directors and ten percent stockholders complied with all Section 16(a) requirements.

Share Ownership of Directors, Officers and Certain Beneficial Owners

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock of the Company as of March 31, 2003 by (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of its Common Stock, (ii) each director and nominee for election, (iii) each Names Executive Officer listed in the Summary Compensation Table above and (iv) all directors, nominees for election and executive officers as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 8,422,994 shares of the Company's Common Stock were issued and outstanding as of March 31, 2003.

Name and Address	Shares Beneficially Owned (1)	Approximate Percent Owned (2)
Chemical and Materials Enterprise Associates Limited c/o Thomas Baruch One Embarcadero Center, Suite 3250 San Francisco, CA 94111 (3)	421,190	5.00%
SAFECO Corporation 4333 Brooklyn Avenue NE Seattle, WA 98185 (4)	598,300	7.10%
David Musket, c/o ProMed Partners, L.P. 125 Cambridgepark Drive Cambridge, MA 02140 (5)	499,400	5.90%
John A. Williams (6)	425,442	4.48%
Daniel Muehl (7)	129,791	1.37%
Thomas Baruch (8)	484,464	5.10%
James A. Saalfield (9)	17,501	*
Christopher D. Mitchell (10)	25,938	*
All directors and executive officers as a group (5 persons)	1,083,136	11.39%

*
Represents beneficial ownership of less than one percent of the Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2003 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of each other person. The persons named in this table have sole voting and investment power with respect to the all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)
Percentage of beneficial ownership is based on 8,422,994 shares of Common Stock outstanding as of March 31, 2003.

(3)
Chemical and Materials Enterprise Associates, Limited Partnership ("CMEA") is the record owner of 421,190 shares of Common Stock as of December 31, 2002 (the "CMEA Shares"). As a general partner of CMEA, CMEA Partners may be deemed to own beneficially the CMEA Shares. Murfin is the record owner of 1,780 shares of Common Stock. As a general partner of CMEA, Donald L. Murfin may be deemed to own beneficially the CMEA Shares and the 1,780 shares of Common Stock for a total of 422,970 shares of Common Stock. Bond is the record owner of 1,781 shares of Common Stock. As a general partner of CMEA Partners, Bond may be deemed to own beneficially the CMEA Shares and the 1,781 shares of Common Stock for a total of 422,971 shares of Common Stock. Thomas Baruch is the record owner of 14,106 shares of Common Stock as well as the record owner of options to purchase 49,168 shares of Common Stock (the "Option Shares"), which options will be exercisable within 60 days of March 31, 2003. As a general partner of CMEA, Baruch may be deemed to own beneficially the CMEA Shares, the 14,106 shares of Common Stock and the Option Shares for a total of 484,464 shares of Common Stock. As individual general partners of CMEA Partners, which is a general partner of CMEA, Kramlich, Dorman, McConnell and Newhall may be deemed to own beneficially the CMEA Shares. Each person or entity named disclaims beneficial ownership of any shares of Common Stock of Physiometrix, Inc., except for the shares of Common Stock, if any, that such person or entity owns of record.

(4)
Based on a Form 13G dated February 11, 2003 for the period ending December 31, 2002, filed by SAFECO Corporation ("SAFECO") SAFECO had shared voting power and investment discretion with respect to an aggregate of 598,300 shares. SAFECO disclaims beneficial interest in 521,900 of the shares reported. SAFECO Common Stock Trust had shared voting power and investment discretion with respect to 152,100 shares. SAFECO's wholly owned subsidiary SAFECO Asset Management Company had shared voting power and investment discretion with respect to an aggregate of 369,800 shares.

(5)
Based on a Form 13G dated March 12, 2003, for the period ending December 31, 2002, filed by ProMed Partners, L.P., ProMed Offshore Fund, Ltd., ProMed Management, L.L.C., David B. Musket, and Barry Kurokawa, David B. Musket may be deemed to have beneficial ownership of 499,400 shares. Mr. Musket disclaims beneficial ownership of shares held by ProMed Partners, L.P. and ProMed Offshore Fund, Ltd. which represent the interests of other partners and furthermore disclaims beneficial ownership of shares reported by ProMed Management, L.L.C. which represent the interest of clients of an investment advisor for whom ProMed Management, L.L.C. acts as a subadvisor. Barry Kurokawa may be deemed to have beneficial ownership of 382,900 shares. Barry Kurokawa disclaims beneficial ownership of shares held by ProMed Partners, L.P. and ProMed Offshore Fund, Ltd. which represent the interests of other partners and furthermore disclaims beneficial ownership of shares reported by ProMed Management, L.L.C. which represent the interest of clients of an investment advisor for whom ProMed Management, L.L.C. acts as a subadvisor. ProMed Partners, L.P. is the record holder of 285,000 shares. ProMed Offshore Fund, Ltd. is the record holder of 44,400 shares. ProMed Management, L.L.C. is the record holder of 329,400 shares.

(6)
Includes 400,442 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2003.

(7)
Consists of 129,791 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2003.

(8)
Includes 421,190 shares held by CMEA, 14,106 shares held by Mr. Baruch and 49,168 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2003 held by Mr. Baruch. Mr. Baruch is a general partner of CMEA, and disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate interest therein.

(9)
Includes 17,501 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2003.

(10)
Includes 15,938 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has entered into an arrangement pursuant to which $84,000 was loaned to John A. Williams as of December 31, 1996. The loan accrues interest at the applicable federal rate (4.92% at December 31, 2002.). The loan was scheduled to be repaid in three equal annual installments beginning in December 2002. The Company's Compensation Committee has approved forgiveness of this loan as it becomes due.

        Christopher D. Mitchell, a director, is a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. This firm serves as general legal counsel to the Company and has served as such counsel since the Company's inception.

        The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

        THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, PHYSIOMETRIX, INC., FIVE BILLERICA PARK, 101 BILLERICA AVENUE, NORTH BILLERICA, MASSACHUSETTS 01862.

THE BOARD OF DIRECTORS
Dated: April 30, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PHYSIOMETRIX, INC.

2003 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Physiometrix, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints John A. Williams and Daniel W. Muehl, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2003 Annual Meeting of Stockholders of Physiometrix, Inc. to be held on May 29, 2003 at 10:00 a.m., local time, at the Company's principal executive offices located at Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts 02881 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

SEE REVERSE SIDE

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

        ☒ Please mark your votes as in this example.

		For	Withheld
1.	Election of Class I director	☐	☐	Nominee: Christopher D. Mitchell
INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.

		For	Against	Abstain
2.	Proposal to ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2003.	☐	☐	☐

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS I DIRECTOR; (2) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

        PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH STOCKHOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

        PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature(s): ____________________________________________	Date: __________________
Signature(s): ____________________________________________	Date: __________________
Note:
This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.

QuickLinks

PHYSIOMETRIX
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2003
PHYSIOMETRIX, INC.
PROXY STATEMENT FOR 2003 ANNUAL MEETING OF STOCKHOLDERS
MAY 29, 2003
INFORMATION CONCERNING VOTING AND PROXY SOLICITATION
PROPOSAL NO. 1
ELECTION OF DIRECTORS
PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS